UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2011

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California  92123
 (Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2011, Mr. Louis P. Huynh a director of Dot VN, Inc. (the “Company”) tendered his resignation as a director of the company.  Mr. Huynh's resignation became effective immediately; he has served diligently since 2006.  Mr. Huynh has no disagreements with the Company in connection with his resignation as a director.

The Company regrets but also respects Mr. Huynh’s decision, and we thank and acknowledge him for his service and dedication, his guidance and his invaluable contributions to the strategic direction of the Company.  Mr. Huynh will continue to provide part-time services to the Company under his October 4, 2011 consulting agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC.
(Registrant)

Date: January 19, 2012	By:	/s/ Dr. Lee Johnson
Name: Dr. Lee Johnson
Title: President, Chief Financial Officer and
Chief Technical Officer

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